UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 29, 2007
THE TIMBERLAND COMPANY

(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of Principal Executive Offices)	(Zip Code)
(603) 772-9500

(Registrant’s telephone number, including area code)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-99.1 Press Release dated March 29, 2007

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                      Arrangements of Certain Officers.
(c)      Appointment of Certain Officers
          On March 29, 2007, The Timberland Company (“Company”) issued a press release announcing the appointment of John Crimmins, 50, as its acting Chief Financial Officer. Mr. Crimmins will also continue in his role as Vice President, Corporate Controller and Chief Accounting Officer, which are the positions he has held since joining the Company in 2002. From 1999 to 2002, Mr. Crimmins served as Chief Financial Officer of Interactiveprint, a privately held company in the business of printing services. Prior to joining Interactiveprint, Mr. Crimmins served in a variety of positions at Cahners Business Information for over 15 years serving most recently as its Senior Vice President—Financial Operations.
          As acting Chief Financial Officer, Mr. Crimmins will be responsible for the full range of finance activities including accounting, financial planning & analysis, treasury, and audit, as well as legal and information technology. He will report directly to the President and Chief Executive Officer. Mr. Crimmins has no family relationship with any director or executive officer or anyone nominated or chosen for such positions.
          A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release of The Timberland Company dated March 29, 2007, filed herewith.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY
Date: March 30, 2007	By:	/s/ John Crimmins
		Name:	John Crimmins
		Title:	Vice President, Corporate Controller and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Timberland Company dated March 29, 2007, filed herewith.